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                                                                   EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT

AGREEMENT by and between Barnstable Water Company, a Connecticut corporation with its principal office and place of business in Hyannis, Massachusetts (the "Company"), Connecticut Water Service, Inc., a Connecticut corporation and holder of all of the outstanding capital stock of the Company (the "Parent") and George Wadsworth, a resident of ________ (Mr. Wadsworth or the "Employee"), dated as of ________.

WHEREAS, the Company and the Parent have determined that it is in the best interests of the Company and the Parent to employ Mr. Wadsworth and the Employee desires to serve in that capacity or in such other capacity as may be reasonably assigned to him by the Company and the Parent;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.       Employment Period.

         a. The Company shall employ the Employee, and the Employee shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on or before _________________ and ending on the fifth anniversary of such commencement date (the "Employment Period"). Unless the Employment Period is extended by a written agreement of the Company and the Employee, the Employee shall be deemed an employee-at-will, which means that Mr. Wadsworth or the Company may terminate his employment provided, however, that nothing herein shall release the Company or the Parent of any obligation under Section 7.12 (b) of the Merger Agreement between the Company and the Parent dated as of ______________. No agreement to extend the Employment Period shall be valid unless it is in writing and signed by an Authorized Senior Officer. For purposes of this Agreement, the term "Authorized Senior Officer" shall mean the Chief Executive Officer or a Vice President of the Parent.

         b. If the Company and the Parent determine not to extend the Employment Period beyond the initial five (5) year term, the Company or the Parent shall so notify the Employee in writing not less than six (6) months prior to the expiration of the initial term.

2.       Position and Duties.

         a. During the Employment Period, the Employee shall serve as President of the Company. He shall report to the President of the Parent while responsible to the designated senior officers of the Parent in the major functional areas. The Employee shall have authority, duties and responsibilities pertaining to the water system operations and maintenance as are reasonably assigned by the Company.


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         b.       During the Employment Period and any subsequent period when the Employee is employed by the Company, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee under this Agreement, use the Employee's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Employee to serve on corporate, civic or charitable boards or committees so long as such activities do not involve a conflict of interest with the Company or the Parent or other "Affiliated Companies" (as hereinafter defined) or interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement. For purposes of this Agreement, "Affiliated Companies" means the Parent and all companies controlled by, controlling or under common control with the Parent.

3.       Compensation.

         a. Base Salary. During the Employment Period, the Employee shall initially receive an annual base salary ("Annual Base Salary") equal to $84,113, to be earned and paid at a biweekly rate of $__________. Effective January 1, 2001 the Employee's annual base salary shall be $91,777. Commencing on January 1, 2002 and annually thereafter the Employee shall be eligible for compensation reviews based on performance appraisals in accordance with the Wage and Salary Administration program of the Parent.

         b. Other Benefits. During the Employment Period and any subsequent period when the Employee is employed by the Company or any of its other Affiliated Companies: (i) the Employee shall be entitled to participate in all deferred compensation, savings and retirement plans, policies and programs of the Company in accordance with the plans, programs and policies of Barnstable Water Company ("Barnstable") set forth, from time to time, in such plans or any Barnstable employee manual; and
                  (ii) the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, policies and programs provided by the Company in accordance with the plans, programs and policies of Barnstable set forth, from time to time, in such plans or any Barnstable employee manual; (iii) the Employee shall be approved to attend the NAWC Annual Conferences and be eligible for reimbursement for associated approved expenses in accordance with the policies of the Parent during the Employment Period; and (iv) the Company provides that the Employee will report to the present office


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                  location in Hyannis unless Employee and Employer mutually
                  agree that the Employee shall report to a different location.


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         c.       Expenses. During the Employment Period and any subsequent
                  period when the Employee is employed by the Company, the Employee shall be entitled to receive prompt reimbursement for all reasonable authorized travel and other authorized expenses incurred by the Employee in carrying out the Employee's duties under this Agreement in accordance with the policies and procedures established by the Company.

         d. Fringe Benefits. During the Employment Period and any subsequent period when the Employee is employed by the Company, the Employee shall be entitled to fringe benefits in accordance with the plans, programs and policies of Barnstable set forth, from time to time, in such plans or any Barnstable employee manual.

         e. Vacation and Sick Time. During the Employment Period and any subsequent period when the Employee is employed by the Company, the Employee shall be entitled to paid vacation and accrue sick time annually in accordance with the plans, policies, and programs of Barnstable as set forth, from time to time, in such plans or any Barnstable employee manual. The Employee shall carry over a balance of 120 days of sick time and no vacation time at the start of the Employment Period.

4.       Termination of Employment.

         a. Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death. The Company shall be entitled to terminate the Employee's employment because of the Employee's Disability during the Employment Period. "Disability" means that the Employee has been unable, with or without accommodation, for a period of 180 consecutive business days, to perform the Employee's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Employee's employment by the Company for Disability shall be communicated to the Employee by written notice, and shall be effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), unless the Employee returns to full-time performance of the Employee's duties before the Disability Effective Date.

         b. By the Company. The Company may terminate the Employee's employment for Cause. "Cause" means: (i) the Employee's failure to perform the duties of his employment in any material respect after notice from the Company and failure to cure within ten business days after delivery of such notice,
                  (ii) malfeasance or gross negligence in the performance of the Employee's duties of employment, (iii) the Employee's commission of a felony under the laws of the United States or any state thereof (whether or not in connection with his employment), (iv) the commission by the Employee of a fraud upon the Company or any of the other Affiliated Companies, (v) willful misconduct on the part of the Employee, (vi) the Employee's breach of any of the provisions of Paragraph 8 of this Agreement,


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                  or (vii) any other act or omission by the Employee (other than an act or omission resulting from the exercise by the Employee of good faith business judgment) which is materially injurious to the financial condition or the business reputation of the Company or any of the Affiliated Companies.

         c. By the Employee. A termination of the Employee's employment by the Employee shall be effected by giving the Company written notice of the termination.

         d. No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

         e. Date of Termination. The "Date of Termination" means the date of the Employee's death, the Disability Effective Date, the date on which the termination of the Employee's employment by the Company for Cause is effective, or the date that is 60 days after the date on which the Employee gives the Company notice of a termination of employment, as the case may be.

5.       Obligations of the Company upon Termination.

         a. Other Than for Cause or Death. If, during the Employment Period, the Company terminates the Employee's employment, other than for Cause or death, the Company shall pay the amounts described in subparagraph (i) below to the Employee in a lump sum in cash within 30 days after the Date of Termination or at the employee's option in a manner described in paragraph 3(a), reduced by any payment to the employee due to disability coverage in 3(b), through the remainder of the Employment Period. The payments provided pursuant to this subparagraph (a) of Section 5 are intended as either or both severance pay or liquidated damages for a termination of the Employee's employment by the Company other than for Cause or death and shall be the sole and exclusive remedy therefor.

                  i.) The amounts to be paid in a lump sum as described above are:

                  A. The Employee's accrued but unpaid cash compensation (the "Accrued Obligations"), which shall equal the sum of (1) any portion of the Employee's Annual Base Salary through the Date of Termination that has not yet been paid; (2) any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) that has not yet been paid; and (3) any accrued but unpaid vacation pay.


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                        B.  Severance pay in an amount equal to the Employee's
                             annual Base Salary for the period, if any, from the Date of Termination to the end of the Employment
                             Period set forth in Section 1 hereof.

                  (ii) For the period, if any, from the Date of Termination to the end of the Employment Period set forth in Section 1 hereof, the Employee shall continue to be entitled to participate in such employee welfare benefit plans, within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, maintained by the Company in which the Employee shall be a participant on the Date of Termination, subject to the terms and conditions of such employee welfare benefit plans as may be in effect from time to time during such period under this Agreement, with benefits based upon compensation equal to the Employee's Annual Base Salary. To the extent that such benefits shall not be payable or provided under any such employee welfare benefit plan, the Company shall pay or provide such benefits on an individual basis. Any medical, dental, health or other employee welfare benefits provided for hereunder shall be secondary to any comparable benefits provided by another employer.

         b. Cause; Other than for Good Reason or Death. If the Employee's employment is terminated by the Company for Cause during the Employment Period, or for any reason after the Employment Period, or if the Employee voluntarily terminates employment, the Company shall pay the Employee the Annual Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement.

         c. By Reason of Death. If the Employee's employment is terminated by reason of the Employee's death at any time, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than for payment of the Accrued Obligations in accordance with the plans, practices, programs and policies of Barnstable set forth, from time to time, in such plans or any Barnstable employee manual.

6. Obligations of the Employee Upon Termination. The compensation due the Employee pursuant to Section 5 of this Agreement shall be reduced by any unpaid balance due to the Company from any outstanding employee loan(s) issued by Barnstable Water Company.

7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's future participation in any plan, program, policy or practice provided by the Company or any of the other Affiliated Companies for which the Employee may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of the other Affiliated Companies. Vested benefits and other amounts that the Employee is otherwise entitled to receive under any plan, policy or program of, or any contract or agreement with, the Company or any of the other Affiliated


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         Companies on or after the Date of Termination shall be payable in accordance with such plan, policy, program, contract or agreement, as the case may be, except as otherwise explicitly modified by this Agreement.

8. Full Settlement. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement, but if the Employee secures other employment, any employee welfare benefits the Company is required to provide to the Employee following termination of the Employee's employment shall be secondary to those provided by another employer (if any).

9. Confidential Information. The Employee understands that in the course of the Employee's employment by the Company, the Employee will receive or have access to confidential information concerning the business or purposes of the Company and any of the other Affiliated Companies and which the Company or any of the other Affiliated Companies desire to protect. Such confidential information shall be deemed to include, but not be limited to, the Company's customer lists and information, and employee lists, including, if known, personnel information and data. The Employee agrees that the Employee will not, at any time during the period ending two years after the Date of Termination, reveal to anyone outside the Company or any of the other Affiliated Companies or use for the Employee's own benefit any such information without specific written authorization by the Company or the Parent

10. Insurance. The Company shall have the right at its own cost and expense to apply for and to secure in its own name, or otherwise, life, health or accident insurance or any or all of them covering the Employee, and the Employee agrees to submit to the usual and customary medical examination and otherwise to cooperate with the Company in connection with the procurement of any such insurance, and any claims thereunder.

11. Release. As a condition of eligibility for severance payments or benefits provided for in Paragraph 5(a) of this Agreement, at the request of the Company or the Parent, the Employee shall execute and deliver for the benefit of the Company and the Parent, and any of the Affiliated Companies, a general release in the form set forth in Attachment A, and such release shall become effective in accordance with its terms the failure or refusal of the Employee to sign such a release or the revocation of such a release shall cause the termination of any and all obligations of the Company and the Parent to make payments or provide benefits hereunder, and the forfeiture of the right of the Employee to receive any such payments and benefits. The Employee acknowledges that the Company and the Parent have advised the Employee to consult with an attorney prior to signing this Agreement and that the Employee has had an opportunity to do so.

12. Regulatory Limitation. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to make, and the Employee shall have no right to receive, any payment, benefit or amount under this Agreement which would violate any law, regulation or regulatory order applicable to the Company, CWC or the Parent at the time such payment, benefit or amount is due ("Prohibited Payment"). If and to the extent the Company shall at a later date be relieved of the restriction on its ability to make any Prohibited Payment, then at such time the Company, CWC or the Parent shall promptly make payment of any such amounts to the


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         Employee. The parties hereto acknowledge that as of the date of this
         Agreement, no payment, benefit or amount payable under this Agreement would be a Prohibited Payment.

13. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person to the Employee or to the Secretary of the Company and the Parent, or if mailed, postage prepaid, registered or certified mail, addressed, in the case of the Employee, to the Employee's last known address as carried on the personnel records of the Company, and, in the case of the Company and the Parent, to the corporate headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by notice to the other party.

14.      Successors and Assigns.

         a. Assignment by Employee. This Agreement is personal to the Employee and shall not be assignable by the Employee.

         b. Assignment by the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the other Affiliated Companies and their respective successors and assigns. As used in this Agreement, the "Company" and the other Affiliated Companies shall mean both the Company and the other Affiliated Companies, respectively, and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

15. Arbitration. Any dispute which may arise between the parties hereto may, if both parties agree, be submitted to binding arbitration in the State of Connecticut in accordance with the Rules of the American Arbitration Association; provided that any such dispute shall first be submitted to the Company's Board of Directors in an effort to resolve such dispute without resort to arbitration.

16. Severability. If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

17. Amendment. This Agreement may be modified or amended only by an instrument in writing executed by the parties hereto.

18. Construction. This Agreement shall supersede and replace all prior agreements and understandings between the parties hereto on the subject matter covered hereby. This Agreement shall be governed and construed under the laws of the State of Connecticut. Words of the masculine gender mean and include correlative words of the feminine gender. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.


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IN WITNESS WHEREOF, the Company and the Parent have caused this Agreement to be executed by a duly authorized officer, and the Employee has hereunto set the Employee's hand, this ____ day of _________________, 2000.

                          THE BARNSTABLE WATER COMPANY

                                   By: ________________________________________
                                          George Wadsworth, President


                                   CONNECTICUT WATER SERVICE, INC.


                                   By__________________________________________
                                     Marshall T. Chiaraluce, President and CEO


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                                                                    ATTACHMENT A

                                    RELEASE

We advise you to consult an attorney before you sign this Release. You have until the date which is seven (7) days after the Release is signed and returned to the Water Company ("the Company") to change your mind and revoke your Release. Your Release shall not become effective or enforceable until after that date.

In consideration for the severance benefits and payments provided under your Employment Agreement dated _________________________ with the Company and Connecticut Water Service, Inc. ("the Parent"), and more specifically enumerated in Exhibit 1 hereto, by your signature below you agree to accept such benefits and not to make any claims of any kind against the Company, its past and present and future Parent corporations, subsidiaries, divisions, subdivisions, affiliates and related companies or their successors and assigns, including without limitation the Parent, or any and all past, present and future Directors, officers, fiduciaries or employees of any of the foregoing (all parties referred to in the foregoing are hereinafter referred to as the "Releasees") before any agency, court or other forum, and you agree to release the Releasees from all claims, known or unknown, arising in any way from any actions taken by the Releasees up to the date of this Release, including, without limiting the foregoing, any claim for wrongful discharge or breach of contract or any claims arising under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, Connecticut's Fair Employment Practices Act or any other federal, state or local statute or regulation and any claim for attorneys' fees, expenses or costs of litigation.

THE PRECEDING PARAGRAPH MEANS THAT BY SIGNING THIS RELEASE YOU WILL HAVE WAIVED ANY RIGHT YOU MAY HAVE TO BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST THE RELEASEES BASED ON ANY ACTIONS TAKEN BY THE RELEASEES UP TO THE DATE OF THIS RELEASE.

By signing this Release, you further agree as follows:

1.) You have read this Release carefully and fully understand its terms;

2.) You have had at least twenty-one (21) days to consider the terms of the Release;

3.) You have seven (7) days from the date you sign this Release to revoke it by written notification to the Company. After this seven-(7) day period, this Release is final and binding and may not be revoked;

4.) You have been advised to seek legal counsel and have had an opportunity to do so;


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5.)   You would not otherwise be entitled to the severance benefits provided under your Employment Agreement with the Company and the Parent had you not agreed to waive any right you have to bring a lawsuit or legal claim against the Releasees; and

6.)   Your agreement to the terms set forth above is voluntary.

By signing this release, you do not agree to release the Company from future performances of its obligations to pay or provide severance benefits in accordance with your Employment Agreement and any failure to pay or provide such benefit will void this release.

Name: _________________________________



Signature: _____________________________      Date:________________


Received by: ___________________________      Date:________________


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